UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 23, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On  April  23,  2007,  Tasker  Products  Corp.  (the  "Registrant")  ceased accepting subscriptions for its 10% Secured Convertible Promissory Notes (the "Notes"). The Registrant has received cash in the aggregate amount of $6,295,091 (the "Loans") from several investors including cash in the amount of $595,000 received on or prior to December 8, 2006, cash in the amount of $1,076,000 received on December 22, 2006, cash in the amount of $1,117,000 received on January 25, 2007, cash in the amount of $774,000 received on January 31, 2007, cash in the amount of $837,000 received on February 14, 2007, cash in the amount of $500,000 received on February 21, 2007, cash in the amount of $600,000 received on April 12, 2007 and cash in the amount of $796,091 received on May 1, 2007 for subscriptions received on or prior to April 23, 2007.

     In connection with the Loans, the Registrant issued to the investors the Notes. The terms of the Notes are set forth in the Registrant's Form 8-K, dated February 14, 2007, filed with the Securities and Exchange Commission on February 21, 2007 and such terms are incorporated herein by reference.

     The Notes and Warrants (as hereinafter defined) and any capital stock issuable upon conversion of the Notes and/or exercise of the Warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 3.02.     Unregistered Sales of Equity Securities.

     The information included under Item 2.03 with respect to the issuance of the Notes is incorporated under this Item 3.02. The Notes in the aggregate principal amount of $6,295,091 are convertible into an aggregate of approximately 86,828,841 shares of the Registrant's common stock at a conversion price of $0.0725 per share.

     As an inducement for the holders to purchase the Notes, the Registrant issued to such holders four year warrants (the "Warrants"), which entitle the holders thereof to purchase an aggregate of approximately 34,972,728 shares of the Registrant's common stock at an exercise price of $0.09 per share.

     The placement agent of the Notes received in the aggregate a fee of approximately $629,509 and seven-year warrants to purchase an aggregate of approximately 8,682,884 shares of the Registrant's common stock at an exercise price of $0.0725 per share. These warrants contain a "cashless exercise" option. In March 2007, the Registrant issued 2,000,000 shares of its common stock to its placement agent, pursuant to the cashless exercise of 2,983,051 of these warrants. Greg Osborn, Executive Chairman of the Registrant, is the founder and Managing Director of the placement agent.

     The aggregate number of shares of the Registrant's common stock issuable upon the conversion of the Notes and the exercise of the Warrants and the seven-year warrants is 130,484,453.

     The Registrant issued and sold the Notes and Warrants in transactions exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereunder as such transactions did not involve a public offering of securities.

Item 8.01.     Other Events

     On April 23, 2007, the Registrant issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing that it had ceased accepting subscriptions in connection with its bridge financing pursuant to the sale of its Notes and Warrants. A copy of such press release is attached hereto as
Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions - None

(d)  Exhibits:


 Exhibit No.                        Description
-------------- -----------------------------------------------------------------

    99.1       Press release issued by Registrant on April 23, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            TASKER PRODUCTS CORP.



Dated: May 7, 2007                          By:    /s/ Stathis Kouninis
                                                --------------------------------
                                                 Stathis Kouninis
                                                 Chief Financial Officer